Exhibit 21.1

Subsidiaries of Constellium N.V. as of December 31, 2018

Subsidiary	Jurisdiction
Alcan International Network (Thailand) Co. Ltd.	Thailand
Alcan International Network México S.A. de C.V.	Mexico
AluInfra Services SA	Switzerland
Astrex Inc.	Canada
Constellium Automotive México, S. DE R.L. DE C.V	Mexico
Constellium Automotive México Trading, S. DE R.L. DE C.V.	Mexico
Constellium Automotive (Nanjing) Co., Ltd.	China
Constellium Automotive Spain, S.L.	Spain
Constellium Automotive USA, LLC	Delaware
Constellium Automotive Žilina, s.r.o.	Slovak Republic
Constellium China	China
Constellium Deutschland GmbH	Germany
Constellium Engley (Changchun) Automotive Structures Co Ltd.	China
Constellium Extrusions Burg GmbH	Germany
Constellium Extrusions Decin s.r.o.	Czech Republic
Constellium Extrusions Deutschland GmbH	Germany
Constellium Extrusions France	France
Constellium Extrusions Landau GmbH	Germany
Constellium Extrusions Levice S.r.o.	Slovak Republic
Constellium Finance	France
Constellium France III	France
Constellium France Holdco	France
Constellium Germany Holdco GmbH & Co. KG	Germany
Constellium Germany Verwaltungs GmbH	Germany
Constellium Holdings Muscle Shoals (f/k/a Wise Metals Group LLC)	Delaware
Constellium International	France
Constellium Issoire	France
Constellium Japan KK	Japan
Constellium Metal Procurement LLC Constellium Montreuil Juigné	Delaware France
Constellium Muscle Shoals LLC (f/k/a Wise Alloys LLC)	Delaware
Constellium Muscle Shoals Funding II LLC (f/k/a Wise Alloys Funding II LLC)	Delaware
Constellium Neuf Brisach	France
Constellium Paris	France
Constellium Property and Equipment Company, LLC	Delaware
Constellium Rolled Products Ravenswood, LLC	Delaware
Constellium Rolled Products Singen GmbH & Co. KG	Germany
Constellium Singen GmbH	Germany
Constellium Southeast Asia PTE. LTD.	Singapore
Constellium Switzerland AG	Switzerland
Constellium-UACJ ABS LLC (renamed into Constellium Bowling Green LLC in 2018)	Delaware
Constellium Treuhand UG (haftunsgbeschränkt)	Germany
Constellium UK Limited	United Kingdom
Constellium US Holdings I, LLC	Delaware
Constellium Ussel	France
Constellium Valais SA	Switzerland
Constellium W	France
C-TEC Constellium Technology Center	France
Engineered Products International SAS	France
Listerhill Total Maintenance Center LLC	Delaware